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EXHIBIT 23.1
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CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the inclusion in this Annual Report on Form 10-KSB/A of our report dated April 16, 2001 relating to the consolidated financial statements of USURF America, Inc. and subsidiaries, as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2000 and 1999.



/s/ POSTLETHWAITE & NETTERVILLE


Postlethwaite & Netterville, CPAs


Baton Rouge, LA
April 18, 2001